January 1, 1995







Jerome M. Sidel
135 East 54th Street
New York, New York 10022

Dear Mr. Sidel:

                  The following constitutes the agreement between VTX Electronics Corp. (the "Company") and Jerome M. Sidel ("Consultant") concerning the retention of Consultant by the Company to render such financial consulting, business consulting, and investor relations services ("services") as the Company may from time to time reasonably request.

                  1. Consultant shall render services to the Company for a period of one year from the date hereof. Consultant shall devote only such time as is necessary to perform the services; it being understood that he will work for the Company on a non-exclusive basis and will engage in other business activities and have other consulting clients.

                  2. As compensation for rendition of the services to be rendered by Consultant under this agreement, he shall receive (i) $4,000 per month and (ii) 100,000 five-year options to purchase the Company's common stock at a price of $0.625 per share upon execution of this agreement pursuant to an option agreement substantially in the form of Exhibit A hereto.

                  3. In the event the Company files a Registration Statement under the Securities Act of 1933, as amended, with respect to an offering of any of its common stock for its own account at any time within 24 months after the date hereof (other than a registration statement on Form S-4 or S-8), the Company


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January 1, 1995
Page -2-

shall notify Consultant and he shall have the right for twenty (20) days following the date of such notice to request that the Company include the shares underlying his options in such Registration Statement and the Company will do so without expense to Consultant, except that Consultant shall be responsible for the payment of any underwriting fees or broker's commissions on the sale of his shares. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Consultant as part of the aforementioned notice. If the representative of the underwriters advises the Company that marketing factors require a limitation or elimination on the number of shares to be included in such registration statement and/or underwritten, the representative may limit the number of Consultant's shares to be included in the registration and/or underwritten offering or eliminate the registration of the Consultant's shares in such registration altogether.

                  4. Consultant shall hold all information with respect to the Company in strictest confidence and shall not disclose any such information (other than information which has been publicly disclosed) to any person, firm or corporation without the Company's express consent unless disclosure of such information is required by the services Consultant is providing to the Company.

                  5. This agreement may be terminated by the Company for any reason and at any time upon thirty (30) days prior written notice.

                  If this agreement is in accordance with your understanding, kindly so indicate by signing the enclosed copy of this agreement in the space provided and returning same to us.

                                             Very truly yours,

                                             VTX ELECTRONICS CORP.


                                             By: /s/  Donald W. Rowley
                                                 -----------------------
                                                 Name:  Donald W. Rowley
                                                 Title: President

ACKNOWLEDGED AND AGREED TO:


By: /s/   Jerome M. Sidel
    ----------------------
    Name:  Jerome M. Sidel

                                                                       EXHIBIT A


                                                                 January 1, 1995



Jerome M. Sidel
135 East 54th Street
New York, New York 10022

Dear Mr. Sidel:

                  This will confirm that in connection with your services as a consultant to VTX Electronics Corp. (the "Company") and pursuant to that certain Consulting Agreement between you and the Company dated the date hereof (the "Consulting Agreement"), effective January 1, 1995 the Company granted to you an option (the "Option") to purchase one hundred thousand(100,000) shares (the "Shares") of its authorized but unissued ten cent ($.10) par value common stock ("Common Stock") at a purchase price equal to $0.625 per share.

                  The Option may be exercised as follows: 8,333.33 Shares each full calendar month, provided that this Option shall be exercisable at any time during the five years following the date on which the option becomes exercisable. Notwithstanding the foregoing, in the event the Consulting Agreement is terminated by the Company for any reason prior to such time as at least options to purchase 25,000 Shares have vested, then upon such termination by the Company, there shall vest such number of options which, together with previously vested options, equals 25,000 shares. Except as set forth in the previous sentence, should your relationship with the Company terminate for any reason, any options not previously vested will immediatley terminate. In addition, should your relationship with the Company terminate for any reason, any vested options held on the date of such termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                  The Option hereby granted to you is not transferable in whole or in part.

                  Exercise of the Option may be effected by delivering to the Company, at its principal offices, a notice of exercise in the form annexed hereto as Exhibit A, together with your certified or cashier's check payable to the Company in an amount equal to the number of Shares you are purchasing multiplied by the purchase price per Share set forth herein. Neither the Option granted to you hereunder nor the Shares issuable upon exercise of the Option have been registered under the Securities Act of 1933, as amended (the "Act"), and are not being acquired by you with a view towards distribution for resale and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such Shares under the Act or an opinion of counsel for the Company that registration is not required under the Act. Any of the Shares issued upon the exercise of the Option (unless registered under the Act by the Company) shall bear the following legend:

                           The  shares  represented  by this
                           certificate    have    not   been
                           registered  under the  Securities
                           Act of 1933,  as  amended.  These
                           shares  have  been  acquired  for
                           investment and not with a view to
                           distribution  or  resale  and may
                           not be sold or transferred in the
                           absence    of    an     effective
                           registration  statement  for such
                           shares under the  Securities  Act
                           of 1933 or an  opinion of counsel
                           for the Company that registration
                           is not required under such Act.

                  In the event that the Company shall at any time prior to the expiration of this Option and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially all of its assets to any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation, or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Option, the purchase price of the Shares and the number of shares of Common Stock issuable upon the exercise hereof shall be appropriately adjusted by the Board of Directors of the Company so that you shall receive for the exercise price, in addition to or in substitution for the Shares to which you would be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such securities or property of the Company resulting from such consolidation or merger or transfer, of such assets of the Company, which you would have been entitled to receive had you exercised this Option prior to the happening of any of the foregoing events.

                  This Option does not confer upon you any right whatsoever as a stockholder of the Company. Upon the exercise of this Option, the subscription form attached hereto must be duly executed and the accompanying instructions for registration of the stock filled in.

                  This Option shall be binding upon any successors or assigns of the Company.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance by signing this letter in the space provided below.


                                             Very truly yours,

                                             VTX ELECTRONICS CORP.


                                             By: /s/  Donald W. Rowley
                                                 -----------------------
                                                 Donald W. Rowley
                                                 President

AGREED AND ACCEPTED:


By: /s/   Jerome M. Sidel
    ----------------------
    Jerome M. Sidel

                                                                       EXHIBIT A


                             STOCK SUBSCRIPTION FORM

To:      VTX Electronics Corp.


                                                     Date:

Gentlemen:

                  I hereby exercise my option to purchase from VTX Electronics Corp. (the "Company") pursuant to the Stock Option Letter Agreement between us dated January 1, 1995, ________ shares of the Company's Common Stock ($.10 par value per share), and herewith tender payment therefor at the rate of $0.625 per share.

                  I represent and warrant that I am acquiring the said shares for my own account for investment purposes only; that I have no present intention of selling or otherwise disposing of such shares or any part thereof; that I will not transfer shares in violation of the securities laws of the United States; that I am familiar with the business operations, management and financial condition and affairs of the Company; that I have not relied upon any representation of the Company with respect thereto; and that I have the personal financial means to comply with all of said representations. I further confirm that I have been advised that said shares have [not] been registered under the Securities Act of 1933, as amended, and that I have consulted with and been advised by counsel as to the restrictions on resale to which said shares will thereby be subject.

                  The form in which I wish my name and address to appear on the Company's stock records is as follows:

                                    Name:            Jerome M. Sidel
                                                     -----------------------

                                    Address:         135 East 54th
                                                     -----------------------

                                                     NYC 10022
                                                     -----------------------


                                                        Very truly yours,

                                                        /s/ Jerome Sidel
                                                        -----------------------
                                                        [Name]